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                                                                      EXHIBIT 23


                                 ACCOUNTANTS' CONSENT


The Board of Directors
Sunrise Medical Inc.:

We consent to incorporation by reference in the Registration Statement
No. 33-44082 on Form S-4, Statement No. 333-14493 on Form S-4, Statement
No. 33-81316 on Form S-4, Statement No. 33-49500 on Form S-3, Statement
No. 33-88216 on Form S-8, Statement No. 33-35797 on Form S-8, Statement
No. 33-82842 on Form S-8, and Statement No. 33-39887 on Form S-8 of Sunrise Medical Inc. of our report dated August 13, 1997 relating to the consolidated balance sheets of Sunrise Medical Inc. and subsidiaries as of June 27, 1997 and June 28, 1996 and the related consolidated statements of operations, stockholders' equity and cash flows and related financial statement schedule for each of the years in the three-year period ended June 27, 1997, which report appears in the June 27, 1997 annual report on Form 10-K of Sunrise Medical Inc.

KPMG Peat Marwick LLP

Los Angeles, California
September 16, 1997